Exhibit 28(i)





                               CONSENT OF COUNSEL

                       Gabelli Capital Series Funds, Inc.

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 19 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-07644) of Gabelli Capital Series Funds, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.



                                              /s/ Willkie Farr & Gallagher LLP
                                              --------------------------------
                                              Willkie Farr & Gallagher LLP


April 30, 2010

New York, New York